For the fiscal year ended May 31, 2006.
File number 811-05206
Jennison Natural Resources Fund, Inc.

SUB-ITEM 77D
Policies With Respect to Security Investment


Jennison 20/20 Focus Fund
Jennison Blend Fund, Inc.
Jennison Natural Resources Fund, Inc.
Jennison Small Company Fund, Inc.
Jennison U.S. Emerging Growth Fund, Inc.
Jennison Value Fund
Dryden California Municipal Fund
Dryden Global Total Return Fund, Inc.
Dryden Government Income Fund, Inc.
Dryden Government Securities Trust
Dryden High Yield Fund, Inc.
Dryden Index Series Fund, Inc.
Dryden Municipal Bond Fund
Dryden Municipal Series Fund
Dryden National Municipals Fund, Inc.
Dryden Short-Term Bond Fund, Inc.
Dryden Small Cap Core Equity Fund, Inc.
Dryden Tax-Free Money Fund
Dryden Tax-Managed Funds
Dryden Total Return Bond Fund, Inc.
MoneyMart Assets, Inc.
Prudential Investment Portfolios, Inc.
Prudential World Fund, Inc.
Nicholas-Applegate Fund, Inc.
Strategic Partners Asset Allocation Funds, Inc.
Strategic Partners Mutual Funds, Inc.
Strategic Partners Opportunity Funds
Strategic Partners Real Estate Fund, and
Strategic Partners Style Specific Funds, Inc.

Supplement dated May 24, 2006 to the Statement of Additional Information

This supplement amends the Statement of Additional Information ("SAI") of each of the funds referenced below and is in addition to any existing supplement to a Fund's SAI.

JennisonDryden Mutual Funds
Jennison 20/20 Focus Fund
Jennison Blend Fund
Jennison Conservative Growth Fund
Jennison Equity Opportunity Fund
Jennison Financial Services Fund
Jennison Global Growth Fund
Jennison Growth Fund
Jennison Health Sciences Fund
Jennison Natural Resources Fund
Jennison Select Growth Portfolio
Jennison Small Company Fund
Jennison Technology Fund
Jennison U.S. Emerging Growth Fund
Jennison Utility Fund
Jennison Value Fund
JennisonDryden Conservative Allocation Fund
JennisonDryden Growth Allocation Fund
JennisonDryden Moderate Allocation Fund
Dryden Active Allocation Fund
Dryden Global Total Return Fund
Dryden Government Income Fund
Dryden High Yield Fund
Dryden International Equity Fund
Dryden Large Cap Core Equity Fund
Dryden National Municipals Fund
California Income Series
California Series
Florida Series
New Jersey Series
New York Series
Pennsylvania Series
Dryden Short-Term Corporate Bond Fund
Dryden Small Cap Core Equity Fund
Dryden Stock Index Fund
Dryden Strategic Value Fund
Dryden Tax-Free Money Fund
Dryden Total Return Bond Fund
Dryden Ultra Short Bond Fund
High Income Series
Insured Series
Money Market Series
MoneyMart Assets

Strategic Partners Mutual Funds
Strategic Partners Balanced Fund
Strategic Partners Capital Growth Fund
Strategic Partners Concentrated Growth Fund
Strategic Partners Conservative Allocation Fund
Strategic Partners Core Value Fund
Strategic Partners Equity Income Fund
Strategic Partners Growth Allocation Fund
Strategic Partners High Yield Bond Fund
Strategic Partners International Growth Fund
Strategic Partners International Value Fund
Strategic Partners Large Cap Value
Strategic Partners Managed OTC Fund
Strategic Partners Mid Cap Growth Fund
Strategic Partners Mid Cap Value Fund
Strategic Partners Moderate Allocation Fund
Strategic Partners Money Market Fund
Strategic Partners New Era Growth
Strategic Partners Real Estate Fund
Strategic Partners Small Cap Growth Fund
Strategic Partners Small Cap Value
Strategic Partners Technology Fund
Strategic Partners Total Return Bond


Nicholas-Applegate Growth Equity Fund



1. The section captioned "Purchase, Redemption and Pricing of Fund Shares - Involuntary Redemption" is deleted and replaced with the following:

Involuntary Redemption . Beginning on or about November 10, 2006, if the value of your account is less than $500 for any reason, we may sell the rest of your shares (without charging any CDSC) and close your account. The involuntary sale provisions do not apply to: (i) an IRA or other qualified or tax-deferred retirement plan or account, (ii) Automatic Investment Plan ("AIP") accounts, employee savings plan accounts or payroll deduction plan accounts, (iii) accounts with the same registration associated with multiple share classes within the Fund, or (iv) clients with assets more than $50,000 across the Strategic Partners and JennisonDryden families of mutual funds. "Client"
for this purpose has the same definition as for purposes of Rights of Accumulation, i.e., an investor and an eligible group of related investors.
 For more information, see "Reducing or Waiving Class A's Initial Sales Charge" in the Prospectus.

2. A new section captioned "Small Balance Account Fee" is added immediately following "Purchase, Redemption and Pricing of Fund Shares
- Involuntary Redemption":

Small Balance Account Fee. In order to offset the disproportionate effect
 (in basis points) of expenses associated with servicing small balance accounts, beginning on or about November 17, 2006, if the value of your account is less than $2,500, a $15 annual small balance account fee will be deducted from your account. Thereafter, beginning in 2007, the $15 annual small balance account fee will be assessed during the 4 th calendar quarter of each year. Any applicable CDSC on the shares redeemed to pay the $15 small balance account fee will be waived. The $15 small balance account fee will not be charged on: (i) accounts during the first six months from inception of the account, (ii) omnibus accounts, (iii) institutional accounts, (iv) group retirement plans (including SIMPLE IRA plans, profit-sharing plans, money purchase pension plans, Keogh plans, defined compensation plans, defined benefit plans and 401(k) plans), (v) Automatic Investment Plan ("AIP") accounts or employee savings plan accounts, (vi) accounts with the same registration associated with multiple share classes within the Fund, or (vii) clients with assets more than $50,000 across the Strategic Partners and JennisonDryden families of mutual funds. "Client" for this purpose has the same definition as for purposes of Rights of Accumulation, i.e., an investor and an eligible group of related investors. For more information, see "Reducing or Waiving Class A's Initial Sales Charge" in the Prospectus.

3. The first and second sentences of the first paragraph under "Purchase, Redemption and Pricing of Fund Shares -Contingent Deferred Sales Charge
 (CDSC)" is deleted and replaced with the following:

Contingent Deferred Sales Charge (CDSC). Investors who purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase are subject to a 1% CDSC. The Class A CDSC is waived (i) for certain retirement and/or benefit plans, or (ii) if you purchase Class Z shares (see "Qualifying for Class Z Shares" in the Prospectus) within 5 days of redemption of your Class A shares that you had purchased directly through the Fund's transfer agent, we will credit your account with the appropriate number of shares to reflect any CDSC you paid on the reinvested portion of your redemption proceeds.




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4. The paragraph captioned "Purchase, Redemption and Pricing of Fund Shares -
Waiver of CDSC - Class A Shares" deleted and replaced with the following:

Waiver of CDSC - Class A Shares . Investors who purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase are subject to a CDSC of 1%. The Class A CDSC is waived (i) for certain retirement and/or benefit plans, or (ii) if you purchase Class Z shares (see "Qualifying for Class Z Shares" in the Prospectus) within 5 days of redemption of your Class A shares that you had purchased directly through the Fund's transfer agent, we will credit your account with the appropriate number of shares to reflect any CDSC you paid on the reinvested portion of your redemption proceeds.

5. The last paragraph under "Purchase, Redemption and Pricing of Fund Shares - Waiver of CDSC - Class B Shares" is deleted and replaced with the following:

Finally, the CDSC will be waived to the extent you exchange shares your shares for shares of other JennisonDryden or Strategic Partners mutual funds, The Guaranteed Investment Account, the Guaranteed Insulated Separate Account or units of The Stable Value Fund. See "Shareholder Services - Exchange Privilege
," below, for more information regarding the Exchange Privilege.

6. The first paragraph under "Shareholder Services" is deleted and replaced with the following:

Upon the initial purchase of Fund shares, a Shareholder Investment Account is established for each investor under which a record of the shares is maintained by the Transfer Agent. Effective on or about November 17, 2006, share certificates will no longer be issued for shares of the Fund. Prior to that date: (i) if a stock certificate is desired it must be requested in writing for each transaction, (ii) there is no charge to the investor for issuance of a certificate, and (iii) certificates are issued only for full shares and may be re-deposited in the Shareholder Investment Account at any time. The Fund makes available to its shareholders the following privileges and plans.

LR0045



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SF/21597241.1